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                                                                      EXHIBIT 21




                        SUBSIDIARIES OF THE REGISTRANT

                                                    STATE OR OTHER
NAME OF THE PARENT OR SUBSIDIARY ORGANIZATION*      JURISDICATION
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Dynatech Corporation--Parent....................  Massachusetts
AIRSHOW, Incorporated...........................  California
DataViews Corporation...........................  Massachusetts
DataViews Scandanavia A.B.......................  Sweden
daVinci Systems, Inc............................  Florida
Industrial Computer Source, Inc.................  California
Itronix Corporation.............................  Washington
Synergistic Solutions, Inc......................  Georgia
Telecommunications Techniques Co., LLC, Issuer..  Delaware
Dynatech Corporation Ltd........................  England
Dynatech GmbH...................................  Germany
Dynatech Holdings Ltd...........................  Guernsey, Channel Islands
Pacific Systems Corporation.....................  Washington
Tele-Path Industries, Inc.......................  Delaware
TTC Asia Pacific Ltd............................  Hong Kong
TTC International Holdings, Inc.................  Delaware
Dynatech Investments, Ltd.......................  Guernsey, Channel Islands
Industrial Computer Source Europe...............  France
TTC Canada Ltd..................................  Canada
TTC Telecommunications Techniques GmbH..........  Germany
TTC Telecommunications Techniques France, SA....  France
Dynatech Export Incorporated....................  British Virgin Islands


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* Excludes nonmaterial subsidiaries.